UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 27, 2006

Illumina, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-30361	33-0804655
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9885 Towne Centre Drive, San Diego, California		92121-1975
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 202-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 27, 2006, Illumina, Inc.’s (the Company) board of directors appointed Jack Goldstein to serve as a director of the Company for a term expiring at the Company’s 2007 annual meeting. The Company’s board of directors has not determined the committees of the board of directors on which Mr. Goldstein will serve. In connection with his appointment, Mr. Goldstein received an option for 20,000 shares of the Company’s common stock. The option vests annually over three years and has an exercise price equal to the fair market value of the common stock on the date of grant.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 27, 2006, the Company’s board of directors approved an amendment to the Company’s bylaws in order to increase the size of the board of directors from seven directors to eight directors. The amendment took effect on June 27, 2006.

Item 9.01 Financial Statements and Exhibits.

3.2 Text of amendment to bylaws

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Illumina, Inc.

June 29, 2006	By:	/s/ Christian O. Henry

Name: Christian O. Henry
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

3.2	Text of amendment to bylaws